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                            ROBERT A. MANNERS
                           EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of August 6, 1997 is between PRODUCTION RESOURCE GROUP, L.L.C., a Delaware Limited Liability Company with its principal place of business at 4170 West Harmon Avenue, Las Vegas, Nevada (the "Company"), and Robert A. Manners, an individual residing at 30 Aspen Drive, SOuth Glastonbury, CT 06073 (the "Employee").

                                 RECITALS
         The Company is engaged in business as an integrated provider of goods and services in a variety of related markets, including production management, theatrical rental, scenery, rigging, supply of physical production elements (including lighting, scenery, sound and costumes), promotion, themed attractions, Broadway and touring shows, special events and exhibits and film and television production.

         The Employee is being employed as Senior Vice President,
Business Affairs and General Counsel of the Company (the "Company"). Employee will be expected to work closely on a "project team" basis with the other managers of the Company and its divisions.

         NOW, THEREFORE in consideration of the mutual and dependent promises hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

                                ARTICLE I
                           Employment and Term

         1.l Employment/Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as the Senior Vice President, Business Affairs and General Counsel of the Company under the terms and conditions set forth in this Agreement. Employee shall be responsible to the Chairman of the Company or his designee for the performance of his duties. Employee shall have responsibility for such duties as are customarily associated with the position of Senior Vice President, Business Affairs and General Counsel including providing general legal advice, supervising outside lawyers, providing general business and strategic advice and planning and such other duties and responsibilities as my be assigned by the Company's Chairman. Employee will be invited to attend all meetings of the Company's board of advisors. During the Term, Employee shall devote substantially all of his working time, attention and skill to the business affairs of the Company. Employee's office will be in the Company's New Windsor, New York location or such other office within the New York Metropolitan area of the Company as is mutually determined between the parties; provided, however, that Employee may work part time from home or at an office at Pepe & Hazard prior to his relocating to the New York metropolitan area.

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         1.2 Effective Date. This Agreement will commence on the date
Employee commences full-time work for the Company, anticipated to be on or about August 11, 1997, such date being referred to as the "Effective Date".

         1.3 Term. This Agreement is effective from the Effective Date and shall run for an initial period of four (4) years or until terminated as provided in Article VI. Thereafter, the Agreement will be automatically renewed for successive one-year terms unless the Company gives Employee a minimum of six month notice of non-renewal The initial term and any renewal terms are collectively referred to as the "Term".

                                ARTICLE II
                               Compensation

         2.1 Base Salary. For each twelve (12) month period during the Term of this Agreement, the Employee shall be paid an annual base salary of no less than one hundred seventy-five thousand dollars ($175,000) in a manner consistent with the usual pay practices of the Company. Base salary will be reviewed annually but may not be reduced during the Term.

         2.2 Bonuses. Employee will be eligible for a bonus in accordance with the customary practice of the Company. The payment of bonuses will be based on the performance of the Company and or the performance of Employee, and shall be solely within the discretion of the Chairman or the Compensation Committee of the Company but will generally be representative of bonuses paid to other senior executives except for non-performance by Employee or extraordinary performance by other senior executives.

         2.3      Equity Provisions

                  (a) The Company currently has 10,000,000 units authorized and 5,199,213 issued and outstanding LLC units on a fully diluted basis. Employee will receive 113,000 Company LLC Capital Appreciation Units which will entitle Employee to receive annual distributions of $0.05 per year per Unit when payable pursuant to the terms of the Company's limited liability company agreement and which will entitle Employee to share in the appreciation of the Company upon a sale of the Company, an initial public offering or a similar event above an equity value of $55 million, such $55 million figure referred to as the "Threshold." The Company agrees to negotiate in good faith with Employee regarding the mechanics for realization of value upon a change of control, death, disability or termination without "Cause" or with "Good Reason" (as defined in Sections 2.9 and
         Section 6.1 hereof respectively).

                  (b) Twenty-two thousand six hundred (22,600) of Employee's Units will be fully vested at the time of grant, and an additional twenty-two thousand six hundred (22,600) Units will vest on each of the first, second and third anniversaries of the Effective Date provided that Employee has not been terminated for Cause and has not voluntarily departed his employment without Good Reason. The final twenty-two thousand six

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         hundred (22,600) Units will vest on the fourth anniversary of the Effective Date provided (i) that Employee has not been terminated for Cause and has not voluntarily departed his employment without Good Reason and (ii) the Company has completed an initial public offering and has had a market capitalization of its outstanding equity securities (whether or not registered under the securities laws of the United States) of at least two hundred fifty million dollars for a ten consecutive trading day period.

                  (c) The Threshold will be reduced on a dollar for dollar basis for extraordinary distributions of funds to the Founders if Employee does not receive his pro rata share of such distributions. For purposes of this Agreement, the term "Founders" means jeremiah J. harris, Roy Sears, John Wolf, Fred Sallo and Kevin Baxley.

         2.4      Relocation Expenses

                  (a) The Company shall pay reasonable temporary living expenses pending sale of Employee's house including the rental of suitable temporary quarters if necessary. During the period, if any, that Employee is responsible for carrying costs on the both a new house and Employee's South Glastonbury house, the Company will pay the carrying costs on the less expensive of the two houses. The Company shall pay all direct moving expenses incurred by Employee, sales costs incident to selling Employee's South Glastonbury house including brokerage fees, attorney's fees, if any, and transfer taxes and shall pay closing costs on new house purchased by Employee including title insurance, mortgage recording tax and up to 2 points on mortgage provided that the amount payable pursuant to this sentence shall not exceed seventy thousand dollars ($70,000). All taxable benefits will be grossed up. Employee agrees that if his employment is terminated with Cause or he voluntarily terminates his employment without Good Reason prior to the third anniversary of the Effective Date he shall repay the relocation costs paid by the Company pursuant to this Section 2.4(a) as follows:

            If termination occurs:                  Employee will repay
                                                    the following percent of
                                                    costs paid by the Company:

            Prior to the first anniversary of the Effective Date       100%
            Prior to the second anniversary of the Effective Date      66-2/3%
            Prior to the third anniversary of the Effective Date       33-1/3%
            Thereafter                                                 0%

                  (b) The Company will make Employee a four-year term loan in an amount equal to the difference between the cash sales proceeds from the sale of Employee's South Glastonbury house and a twenty percent (20%) down payment on new house. This loan will bear interest at the minimum rate necessary to avoid the imputation of interest, shall have a term of four years, and be payable solely from 50% of after-tax bonus proceeds over the four year initial Term hereof. The loan is anticipated to have a principal amount of forty to sixty thousand dollars plus the loss realized by Employee on the sale of his South Glastonbury house and will in no event exceed one

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hundred twenty thousand dollars ($120,000). Employee agrees that if his employment is terminated with Cause or he voluntarily terminates his employment without Good Reason prior to the fourth anniversary of the Effective Date he shall repay the outstanding portion of the loan made pursuant to this Section 2.4(b).

         2.5 Automobile Expenses The Company shall reimburse Employee for all costs including without limitation, insurance, gasoline and maintenance associated with the lease of and operation of a mutually agreeable automobile. Reimbursable lease costs will not exceed five hundred dollar per month.

         2.6 Adjustment if Bash Transaction Does Not Occur. The Threshold will be adjusted as agreed by the parties if the Company's acquisition of the assets of Bash Theatrical Lighting Inc. and its affiliated entities has not occurred on or before September 30, 1997 or such later date as the parties may agree.

         2.7     Reclassification, Etc.

                 (a) In case of: (i) any reclassification or change of outstanding securities by the Company; (ii) any consolidation or merger of the Company with or into another limited liability, corporation (other than a merger with another limited liability company or limited partnership in which the Company is a continuing limited liability company and which does not result in any reclassification, change or exchange of its outstanding securities); or (iii) any sale or transfer to another entity of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing entity, as the case may be, shall adjust the rights and privileges of the Capital Appreciation Units in a manner designed to make Employee as nearly as may be practicable economically indifferent to such change. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  (b) If the Company shall at any time while Employee's Capital Appreciation Units remain outstanding in whole or in part: (i) divide its limited liability company Units, the Thresholds shall be proportionately reduced; or (ii) combine its limited liability company Units, the Thresholds shall be proportionately increased

         2.8 Founders' Interests. The grant of units pursuant to this Agreement shall not affect in any way the right or power of the Company
(i) to make adjustments, reclassifications, spin offs, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets; (ii) to issue, redeem or repurchase units or securities convertible into or exchangeable for units, including units preferred in rights of liquidation, dividends, etc., to the Employee's units; (iii) otherwise to deal in interests in its equity or profits, provided that the Employee's units shall be appropriately adjusted in case equity securities of any nature (including interests in profits) are issued to the Founders, or any of them, in such a way as to dilute the Employee's interest vis a vis such Founder or Founders by more than five percent.

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         2.9 Owners' and Operating Agreements. Employee will be required to become a party to, and agree to be bound by the terms of the operating agreement of the Company and the "Owners' Agreement" among the direct and indirect owners of PRG; provided that notwithstanding anything to the contrary in section 4.3 of the Owners' Agreement: (i) upon a termination for "Cause", Employee's unvested Units will be repurchased by the Company at a price of $1.00 per Unit and PRG will have the option to purchase his vested Units for their fair market value as of the date of termination,
(ii) if Employee voluntarily leaves his employment with PRG, Employee's unvested Units will be repurchased by the Company at a price of $1.00 per Unit and PRG will have the option to purchase all of his Units for their fair market value as of the date of termination and (iii) if Employee is terminated other than for "Cause" PRG will have the option to acquire Employee's Units for their fair market value as of the first anniversary of such termination. Fair market value will be determined as set forth in the Owners' Agreement. It is further anticipated that, for these purposes, "Cause" will be defined to include only:

                  (a) Falsification of the accounts of PRG, embezzlement of funds of PRG or other material dishonesty with respect to PRG or any of its affiliates;

                  (b) Conduct engaged in or action taken or omitted to be taken by an employee which is in material breach of any employment agreement to which such employee is bound, which breach continues for more than thirty (30) days after written notice of such breach to employee; or

                  (c) Gross or willful misconduct with respect to PRG or any subsidiary or affiliate thereof which breach continues for more than ten (10) days after written notice of such breach to employee.

         2.10 Leveraged Recapitalization. If PRG effects a "leveraged recapitalization" transaction, Employee will be entitled to buy stock of the "Newco" formed to effect the transaction at the price paid by other investors on terms designed to preserve the economic arrangements set forth in paragraph 2.3(a) adjusted for any reduction in the aggregate ownership interest of the Founders; provided, that up to one-half of the shares or options acquired by Employee may be subject to a vesting or similar schedule over a three-year period commencing on the date the stock is first acquired. The parties agree to negotiate the terms of such buy-in in good faith consistent with the foregoing principles.

         2.11 Conversion to C Corporation. If PRG is converted to a C corporation, Employee will receive options to the extent necessary to preserve his proportionate interest in PRG adjusted for any reduction in the aggregate ownership interest of the Founders or will receive other securities designed to maintain (but not to improve or reduce) such economic terms on a tax-efficient basis.

         2.12 Benefits. The Company shall during the Term provide the Employee with such standard benefits as are generally provided by the Company to other full-time senior executives of the Company, including but not limited to pension, health, dental, life and disability insurance.

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Participation shall be subject to the terms of the applicable plan documents. To the extent, if any, that there is a waiting period before Employee is entitled to participate in the Company's medical plan, the Company shall reimburse COBRA payments made by Employee to Pepe & Hazard. The Company may alter, modify, add to or delete its employee benefit plans as they apply to the Company's management at such times and in such manner as the Company determines appropriate, without recourse by Employee.

         2.13 Vacation. Employee shall be entitled to receive four weeks of annual vacation in accordance with the Company's policies applicable to its senior managers.

         2.14 Business Expenses. The Company will pay or reimburse Employee for all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities hereunder subject to any restrictions on such expenses set by the Managers or Chairman to such reasonable substantiation requirements as may be specified by the Company from time to time.

          2.15 Insurance. In addition to any life insurance provided by the Company to the Employee, the Company may, at its discretion and at any time after the execution of this Agreement, apply for and procure, as owner and for its own benefit, insurance on the life of the Employee, in such amounts and in such form or forms as the Company may choose. Unless otherwise agreed, the Employee shall have no interest whatsoever in any such policy or policies, but shall, at the request of the Company, subject himself to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to which it has applied for such insurance.

                               ARTICLE III

                         Proprietary Information

         3.1 Confidential and Proprietary Information. Employee acknowledges that the Company possesses or will come into possession of information that has been created, discovered, developed, acquired or otherwise become known to the Company (including, without limitation, information that is created, discovered, developed, acquired or made known by Employee in the course of his employment) and in which the Company has rights of indeterminable commercial value (all of the aforementioned information is hereinafter collectively referred to as "Proprietary Information"). By way of illustration, Proprietary Information includes, but is not limited to, trade secrets, processes, formulas, data and know-how, marketing plans, strategies, forecasts, market information, contacts, customer lists, business plans, financial information, and all information collected from the Company's clients and customers. Employee acknowledges that such Proprietary Information is critical to the success of the Company and constitutes the trade secrets of the Company. Employee further acknowledges that Proprietary Information is in part set forth in the Company's manuals, memoranda, drawings and designs, specifications, accounting and sales records, and other documents and records of the Company whether or not otherwise

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identified as "Proprietary," some of which documents may be actually prepared in full or in part by Employee. Proprietary Information shall exclude information that has become public, except (i) when and to the extent that such public information, when applied to or combined with other information, is non-public and proprietary or (ii) where such information became public through disclosure by Employee.

         3.2 Non-Disclosure. Employee acknowledges that all Proprietary Information shall be the sole property of the Company and its successors and assigns. At all times, both during the Term of employment by the Company and for the two year period after Employee ceases to be employed by the Company, whether such cessation of employment shall be for any reason or for no reason, with or without cause, voluntary or involuntary, or by termination, resignation, disability, retirement or otherwise, Employee agrees to keep in confidence and trust all Proprietary Information, and not to use, disclose, disseminate, publish, copy, or otherwise make available, directly or indirectly, any Proprietary Information except as expressly authorized in writing by the Company, provided Employee shall be relieved of his obligation of nondisclosure hereunder if Proprietary Information is required to be disclosed by any applicable judgment, order or decree of any court or governmental body or agency having jurisdiction or by any law, rule or regulation, provided that, in connection with any such disclosure, Employee shall give the Company reasonable prior written notice of the disclosure of such information pursuant to this exception and shall obtain, to the maximum extent possible, confidential treatment for such information by any authority requiring delivery of such information.

         3.3 Return of Proprietary Information. Employee agrees that when he ceases to be employed by the Company, whether such cessation of employment shall be for any reason or for no reason, with or without cause, voluntary or involuntary, or by termination, resignation, disability, retirement or otherwise, Employee shall (i) deliver to the Company all documents and data of any nature owned by the Company pertaining either to the Proprietary Information or to Employee's work with the Company and (ii) abstain from taking or removing any documents, data or information, or any reproduction thereof, containing or pertaining to the Proprietary Information or to Employee's work for the Company.

         3.4 Disclosure and Assignment of Information. Employee agrees promptly to disclose to the Company all information pertaining to the Company's business and collected or learned by Employee, either alone or jointly with others, in the course of his employment with the Company. In addition, Employee hereby assigns to the Company any rights he may have or acquire in the Proprietary Information referred to in Section 3.1, and promises that during the duration of his employment with the Company and thereafter, he will assist the Company in the enforcement and protection of the Proprietary Information. The Company shall promptly reimburse Employee for any reasonable expenses incurred in complying with the provisions of this Section 3.4.

         3.5 Innovations and Improvements. Employee agrees that all inventions, innovations or improvements in the Company's method of conducting its business conceived by him during his

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employment with the Company belong to the Company. Employee will promptly disclose such inventions, innovations or improvements to the Company, and perform all actions reasonably requested by the Company to establish and confirm such ownership. Any such actions required to be performed by Employee shall be at the expense of the Company. Without limiting the foregoing, Employee agrees that:

                 (a) It is the intention of the parties hereto that all rights, including without limitation copyright, in any product, software (including source code, object code, models and algorithms) reports, surveys, marketing, promotional and collateral materials prepared by Employee pursuant to the terms of this Agreement, or otherwise for Company (hereinafter the "Work") vest in Company. The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the patent and copyright laws of the United States and that Company is entitled, as author, to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

                 (b) If for any reason the Work is not considered a Work Made for Hire under the copyright law, then Employee grants and assigns to Company, its successors and assigns, all of his rights, title, and interest in and to the Work, including, but not limited to, the patent or copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine in its sole and absolute discretion.

                                ARTICLE IV

                               Competition

         4.1 Noncompetition Covenant. Employee covenants and agrees with the Company that during the "Noncompete Term" as hereinafter defined he will not in any geographic area in which the Company does business or makes sales during the Term engage in any of the following activities:
(i) either directly or indirectly, solely or jointly with any person or persons, as an employee, consultant, or advisor (whether or not engaged in business for profit) or as an individual proprietor, owner, partner, shareholder, director, officer, joint venturer, investor, lender or in any other capacity, compete with the Company in, or engage in, the scenery or exhibit business including, without limitation, the business of theatrical rental, lighting, scenery, rigging, supply of physical product elements, or any other business which directly competes with any other business conducted by the Company or any of its affiliates or any other business if the Company or such affiliate took substantial steps in anticipation of commencing such business prior to the termination of the Employee and the Employee was aware of such steps; provided, Employee may own up to one percent (1%) of the stock of any publicly traded company which may be engaged in such business; (ii) request or advise any past or present customer or customer prospect

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of the Company to withdraw, curtail or cancel its business with the
Company; (iii) sell any products or services which compete with any Company products or services to any customer who has purchased products or services from the Company in the two year period prior to the commencement of the Noncompete Term; or (iv) directly or indirectly recruit or hire or attempt to recruit or hire any employee of the Company or assist any person or persons in recruiting or hiring or soliciting any employee of the Company or any person who was an employee of the Company in the two year period prior to the commencement of the Noncompete Term.

           4.2 Noncompete Term. The "Noncompete Term" shall commence on the Effective Date and end two years following expiration or termination of the Employee's employment; provided, however, if termination of the Employee is by the Company, subsection (i) of Section 4.1 shall apply only for such portion of the Noncompete Term, if any, during which the Company pays Employee on a monthly basis the Employee's base salary as of the effective date of termination. The Company shall notify the Employee in writing of its election to extend the Noncompete Term as provided in
Section 4.1(i) above, and monthly payments shall be made on the first day of each month in arrears (partial months will be paid on a per diem basis).

          4.3 Blue Pencil Rule. The Employee and the Company desire that the provisions of this Article IV be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The parties agree that Employee is a key executive of the Company. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Employee in this Article IV are unreasonable or unenforceable because of duration, geographic area or otherwise, the Employee and Company agree and intend that the court shall enforce this Article IV to the maximum extent the court deems reasonable and that the court shall have the right to strike or change any provisions of this Article IV and substitute therefor different provisions to effect the intent of this Article IV to the maximum extent possible.

                                ARTICLE II

                             Indemnification

         5.1 Indemnification of Employee. The Company agrees to indemnify Employee in connection with the performance of his duties and obligations hereunder to the maximum extent permitted by applicable law. In addition, expenses of defense which may be indemnifiable under applicable law shall be paid by the Company in advance of the final disposition of a proceeding, provided Employee agrees to repay such amount if he is later found not entitled to be indemnified as authorized by applicable law. A condition to the Company's obligation of indemnification hereunder is that Employee provide the Company immediate written notice of any claim for which indemnification will be sought, stating the identity of the claimant, the nature and basis of the claim and the amount thereof, and copies of all notices and documents received by Employee in connection with the claim. Thereafter Employee, as a condition of the Company's obligation of indemnification, shall cooperate in the defense of the claim by the Company, and shall provide the

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Company with all additional information and copies of documents received by him, or otherwise in his possession, related to the claim. The Company will notify Employee of its election to assume the defense of a claim against Employee, in which event the Company will defend utilizing counsel of the Company's choice, reasonably acceptable to Employee, and at the Company's sole expense, and in the event the Company makes such election, Employee may also participate in the defense utilizing his own counsel at Employee's sole expense. In the event the Company does not elect to defend, the Company will advance Employee's reasonable expenses of counsel, subject to Employee's contingent obligation to repay such expenses as provided above. Employee will not independently consent to the settlement of any claim without the prior written consent of the Company, which consent will not be unreasonably withheld.

                               ARTICLE III

             Termination of Employment and Severance Benefits

         6.1      Events of Termination by the Company.

                  (a) Death or Disability. In the event Employee dies or becomes permanently disabled during the term of this Agreement, his employment hereunder shall automatically terminate. In such case, the Company shall pay to Employee or his beneficiary, as the case may be, any earned but unpaid base salary as of the date of his death or disability. For the purpose of this Agreement, "permanent disability" or "permanently disabled" shall mean the inability of the Employee, due to physical or mental illness or disease, to perform the functions then performed by such Employee for one hundred eighty (180) substantially consecutive days, accompanied by the likelihood, in the opinion of a physician chosen by the Company, that the disabled Employee will be unable to perform such functions within the reasonably foreseeable future; provided, however, that the foregoing definition shall not include a disability for which the Company is required to provide reasonable accommodation pursuant to the Americans with Disabilities Act or other similar statute or regulation. If any question shall arise as to whether during any period Employee has suffered disability, Employee may, and at the request of the Company will, submit to the Company a certification in reasonable detail by a physician selected by Employee or his guardian to whom the Company has no reasonable objection as to whether Employee was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Employee shall fail to submit such certification, the Company's determination of such issue shall be binding on Employee.

                  (b) By the Company. The Company may terminate
Employee's employment hereunder for "Cause" at any time upon notice to Employee setting forth in reasonable detail the nature of such cause. For purposes of this Agreement, "Cause" shall have the meaning given in
Section 2.6 hereof.

                  (c) By Employee for Good Reason. Employee may terminate his employment by the Company for "Good Reason" at any time upon notice to the Company setting forth in

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reasonable detail the nature of such good reason. The following shall constitute "Good Reason" for Employee to terminate his employment:

                           (i) any act or omission by the Company which
                  constitutes a material breach of any term or provision of this Agreement or which results in the assignment to Employee of any duties inconsistent with, or in diminution of, the positions, duties, responsibilities and status of Employee hereunder or any change in Employee's titles or duties with the same intent or effect which breach continues for more than ten days after written notice of such breach to Company; or

                           (ii) the transfer of Employee's office outside
                  of the New Windsor, New York or metropolitan New York area without Employee's consent.

                  (d) In the event of termination or cessation by the Company of Employee's employment with the Company other than for "Cause" as defined above or the termination of the Employee's employment with the Company by Employee for "Good Reason" as defined above, Employee shall be entitled to receive from the Company payment of all salary and bonus and continuation of all benefits which Employee would have been entitled to receive through the end of the Term had his employment not terminated, at the same times as such payments would otherwise have been made. Upon the giving of notice of termination of Employee's employment hereunder for Cause, and the passing of any applicable notice period, except as specifically provided herein, the Company shall have no further obligation or liability to Employee, other than the payment of base salary earned but unpaid at the date of termination and the contribution by the Company to the cost of Employee's participation (subject to any required employee contribution by Employee under the terms of the applicable plans) in the Company's group medical and dental insurance plans as the same are in effect from time to time for so long as Employee is entitled to continue such participation under applicable law and plan terms.

         6.2 Survival. Notwithstanding termination of this Agreement as provided in this Article VI, the obligations of Employee and the Company under Article III, Article IV and Article V shall survive termination.

                                ARTICLE IV

                          Concluding Provisions

         7.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters contained herein. There are no oral understandings, terms, or conditions, and no party has relied upon any representation, express or implied, not contained in this Agreement.

         7.2 Amendments. This Agreement may not be amended in any respect whatsoever, nor may any provision hereof be waived by any party, except by a further agreement, in writing, fully executed by each of the parties.

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         7.3 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, personal representatives, successors and assigns, executors and/or administrators, provided that Employee may not assign his rights hereunder (except by will or the laws of descent) without the prior written consent of the Company.

         7.4 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

         7.5 Notice. Any notice, demand, offer or other written instrument ("Notice") required or permitted to be given shall be in writing signed by the party giving such Notice and shall be hand delivered or sent, postage prepaid, by Certified or Registered Mail, Return Receipt Requested, to the parties at the addresses as set forth in this Agreement. Any Notice to be given to the estate of any deceased person shall be addressed to the personal representative of such deceased person at his address as set forth in this Agreement. Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto.

         7.6 Effective Date of Notice. The effective date of any offer, demand, notice or instrument shall be the date of delivery to the addressee.

         7.7 Counterparts. This Agreement may be executed in one or more copies, each of which shall be deemed an original. This Agreement may be executed by facsimile signature and each party may fully rely upon facsimile execution; this agreement shall be fully enforceable against a party which has executed the agreement by facsimile.

         7.8 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or Articles contained in this Agreement shall not affect the validity of the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

         7.9 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

         7.10     Resolution of Disputes.

                  (a) Subject to the provisions of Section 7.11(b), any dispute, difference or controversy arising under this Agreement regarding the payment of money shall be settled by arbitration. Any arbitration pursuant to this Section 7.11 shall be held before a panel of three arbitrators, one of which shall be selected by each of the Employee and the Company and the third of which shall be selected by the mutual election of such two arbitrators. Except as otherwise set forth herein, each party shall bear its own expenses for counsel and other out-of-pocket costs in connection with any resolution of a dispute, difference or controversy. Any arbitration shall take place in New York, New York or at such other location as the parties may agree upon, according to the American Arbitration Association's Commercial Arbitration Rules now in force and hereafter adopted. The parties agree that, in any arbitration the parties shall, to the maximum extent possible, have such rights as to the scope and manner of discovery as are permitted in the Federal Rules of Civil Procedure and consent to the entry of any order of any court of competent jurisdiction necessary to enforce such discovery. The arbitrators shall make their award in accordance with and based upon all the provisions of this Agreement and judgment upon any award rendered by the arbitrators shall be entered in any court having jurisdiction thereof. The fees and disbursements of such arbitrators shall be borne equally by the parties, with each party bearing its own expenses for counsel and other out-of-pocket costs. The arbitrators are specifically authorized to award costs and attorney's fees to the party substantially prevailing in the arbitration and shall do so in any case in which they believe the arbitration was not commenced in good faith.

                  (b) The parties acknowledge that in the case of disputes regarding matters other than the payment of money, damages may be insufficient to remedy a breach of this Agreement and that irreparable harm will result from a breach of this Agreement. Accordingly, the parties consent to the award of preliminary and permanent injunctive relief and specific performance to remedy any breach of this Agreement, regarding disputes other than the payment of money, without limiting any other rights or remedies to which the parties may be entitled under law or equity. Either party may pursue injunctive relief or specific performance in any court of competent jurisdiction.

         7.11 Genders. Any reference to the masculine gender shall be deemed to include feminine and neuter genders, and vice versa, and any reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.

         7.12 Initialing. Each page which contains handwritten or typewritten changes and each exhibit which is not attached to this Agreement shall be initialed or signed by each party.

         7.13 No Conflicts. The parties represent and warrant that the terms of this Agreement do not violate any existing agreements with other parties.

         7.14 Withholding. All payments made by Company to Employee hereunder shall be subject to applicable withholding.

         7.15 Conversion of Form; Public Offering. In the event Company converts its structure from a limited liability company to a stock corporation, and/or in the event the Company subsequently registers its securities pursuant to the Securities Act of 1933, as amended (the "Securities Act") (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or successor forms), Employee shall (i) be entitled to convert a proportionate number of Units as are converted by other employee owners of the Company and (ii) be entitled to register a proportionate number of shares of stock as the other employee owners of the Company with respect to their interest, if any, in the Company, subject to the provisions of the Company's Operating Agreement and the Owners' Agreement referred to in Section 2.6 hereof. The Company will use reasonable best efforts to structure the conversion of capital appreciation units in the event of a conversion of the Company to a C corporation in a manner which will maximize Employee's ability to obtain capital gains treatment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                               THE COMPANY:
                               PRODUCTION RESOURCE GROUP, L.L.C.



                               By:_____________________________________
                               Name:    Jeremiah J. Harris
                               Title:   Chairman

                               THE EMPLOYEE:



                               ________________________________________
                               Robert A. Manners